UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported):  January 31, 2014

Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a vote of Security Holders

(a)  Annual Meeting of Shareholders

The Company held its annual meeting of shareholders on January 31, 2014 at which we submitted the following matters to a vote of our shareholders:

(b) Election of Directors

Votes cast for or withheld regarding four individuals nominated for election to serve on our board of directors for a term expiring in 2017 were as follows:

	For	Withheld	Broker Non-Vote
J. Powell Brown	39,210,698	19,539,060	4,916,375
Robert M. Chapman	58,555,229	194,529	4,916,375
Terrell K. Crews	58,555,137	194,621	4,916,375
Russell M. Currey	58,046,478	703,280	4,916,375

   Votes cast for or withheld regarding Steven C. Voorhees, who was nominated for election to serve on our board of directors for a term expiring in 2016, were as follows:

For	Withheld	Broker Non-Vote
58,382,984	366,774	4,916,375

Votes cast for or withheld regarding Jenny A. Hourihan, who was nominated for election to serve on our board of directors for a term expiring in 2015, were as follows:

For	Withheld	Broker Non-Vote
58,503,049	246,709	4,916,375

Additional directors, whose term of office as directors continued after the meeting, are as follows:

Term expiring in 2016	Term expiring in 2015
G. Stephen Felker	Timothy J. Bernlohr
Lawrence L. Gellerstedt III	Bettina M. Whyte

(c) Other Matters

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each other matter voted upon at the meeting, were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratify the appointment of Ernst & Young LLP to Serve as independent registered public accounting firm of Rock-Tenn Company	63,056,104	555,031	54,998	-0-
Advisory vote on executive compensation	57,801,886	855,693	92,179	4,916,375
Approve restated and amended articles of incorporation for Rock-Tenn Company to provide that all directors elected at or after the annual meeting of shareholders held in 2015 be elected on an annual basis and to consolidate other amendments that were previously made to the articles of incorporation	58,686,868	14,131	48,759	4,916,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)
Date: January 31, 2014

	By:	/s/ Robert B. McIntosh
Robert B. McIntosh Executive Vice-President, General Counsel And Secretary